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Exhibit 21.1

                    MATERIAL SUBSIDIARIES OF AQUANTIVE, INC.
                                  March 2, 2006

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NAME OF SUBSIDIARY                                                    JURISDICTION OF INCORPORATION
Atlas DMT LLC                                                         New York

Avenue A LLC                                                          New York

aQuantive Paymaster, LLC                                              New York

Drive Performance Media LLC                                           New York

Atlas Europe Ltd. (formerly TechnologyBrokers Ltd.)                   United Kingdom

MediaBrokers Ltd.                                                     United Kingdom

DNA Consulting Ltd.                                                   United Kingdom

NetConversions, Inc.                                                  Delaware

Avenue A/Razorfish Philadelphia LLC ..(formerly i-FRONTIER, Corp.)    Pennsylvania

Avenue A/Razorfish Search, LLC (formerly eonMedia, LLC)               Colorado

Atlas OnePoint, LLC (formerly Go Toast, LLC)                          Colorado

aQuantive Australia Pty Ltd.                                          Australia

Avenue A/Razorfish, Inc. (formerly SBI Group, Inc.)                   Utah
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